Exhibit 23.8

Expert Consent

The undersigned, (“we”, “our”, and “us”) hereby consents to the use of, and public disclosure in, the Registration Statement (including, without limitation, under the headings titled “Industry and Market Data”, “Summary of the Proxy Statement/Prospectus”, “Special Meeting of the Artemis Stockholders”, “Novibet’s Business”, and “Experts”) on Form F-4 and Forms F-4/A (as applicable), the related prospectus, and any amendments or supplements to any of the foregoing, (collectively, the “Registration Statement”) filed by Novibet PLC, a United Kingdom public limited company, (“PubCo”) with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, the following information and documents: (1) our name; (2) references to, and PubCo’s use and disclosure of information derived from reports prepared by us (including but not limited to “H2 Global All Product Summary” dated February 24, 2022, and “H2 Global All Product Summary” dated February 3, 2022); and (3) this consent as an exhibit to the Registration Statement.

H2 Gambling Capital

By:	/s/ Joshua Hodgson
Name: Joshua Hodgson
Title: Senior Associate

Date: May 19, 2022